UNITED STATES
          SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, DC 20549


                       FORM 8-K


                    CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the
            Securities Exchange Act of 1934

   Date of report (Date of earliest event reported):
                   February 12, 2007

                   JOHNSON & JOHNSON
(Exact name of registrant as specified in its charter)

 New  Jersey            1-3215              22-1024240
(State or Other    (Commission File   IRS Employer Identi-
Jurisdiction of      File Number)      fication No.)
Incorporation


One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933
  (Address of Principal Executive Offices)         (Zip Code)

  Registrant's telephone number, including area code:
                     732-524-0400

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [   ]  Written communications pursuant to Rule 425
     under the Securities Act (17 CFR 230.425)

     [   ]  Soliciting material pursuant to Rule 14a-12
     under the Exchange Act (17 CFR 240.14a-12)

     [   ]  Pre-commencement communications pursuant to
     Rule  14d-2(b)  under  the Exchange  Act  (17  CFR
     240.14d-2(b))

     [   ]  Pre-commencement communications pursuant to
     Rule  13e-4(c)  under  the Exchange  Act  (17  CFR
     240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers;
Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

     On February 12, 2007, the Company announced that
Michael J. Dormer, Worldwide Chairman, Medical Devices, has retired from the Corporation, effective immediately. The Company issued a related press release dated February 12, 2007, which appears as
Exhibit 99.1 to this report.


Item 8.01.  Other Events.

     On February 12, 2007, the Company voluntarily disclosed to the U.S. Department of Justice ("DOJ") and the U.S. Securities and Exchange Commission ("SEC") that subsidiaries outside the United States are believed to have made improper payments in connection with the sale of medical devices in two small-market countries. The actions were contrary to the Company's policies, and the payments may fall within the jurisdiction of the Foreign Corrupt Practices Act. The
Company will provide additional information to DOJ and SEC, and will cooperate with the agencies' reviews of these matters. The Company issued a related press release dated February 12, 2007, which appears as
Exhibit 99.1 to this report.

     SIGNATURES

      Pursuant  to  the requirements of the  Securities
Exchange  Act of 1934, the registrant has  duly  caused
this  report  to  be  signed  on  its  behalf  by   the
undersigned hereunto duly authorized.

                              JOHNSON & JOHNSON
                              (Registrant)



Date:  February 15, 2007      By: /s/ S. M. Rosenberg
                                      S. M. Rosenberg
                                      Secretary

                     EXHIBIT INDEX



Exhibit No.    Description

99.1           Press release dated February 12, 2007.